                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statements of Cognizant Corporation on Forms S-8 (File Nos. 333-13889, 333-14763 and 333-29995) of our reports dated March 30, 1998 on our audits of the consolidated financial statements and financial statement schedule of Nielsen Media Research, Inc. (a wholly-owned subsidiary of Cognizant Corporation) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in this Form 8-K.


                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


New York, New York
June 29, 1998